April 28, 2014

Mr. Alexander Kramer

300 E. 4th Street unit 203

Long Beach, CA  90802

Dear Alexander,

I am pleased to offer you a full-time, exempt position with Heatwurx, Inc. (hereinafter referred to as “Heatwurx”) to serve as our Chief Financial Officer (CFO).  This At-Will Agreement supersedes any prior work relationship structures with you.   The terms of the employment offer are as follows:

General Scope of Responsibilities

The CFO is a key and visible position that provides financial and strategic leadership to the Company, and is responsible for all financial matters of Heatwurx’s and its affiliate organizations. The CFO will report to the CEO, and under the CEO’s leadership, works closely with the Board, Sales management, and other key stakeholders to develop and implement financial, management, and growth strategies across the organization. As CFO, you will oversee all compliance and recognition for government (federal and state), investor, bank, and other financial parties.

We expect that you will be able to adapt to a continually evolving environment and thrive in an autonomous and deadline-oriented workplace while managing an assigned finance staff.

Your specific responsibilities include:

Finance

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Oversee cash flow planning and ensure availability of funds as needed.

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Oversee cash, investment, and asset management.

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Oversee financing strategies and activities, and related relationships.

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Develop and utilize forward-looking, predictive models and activity-based financial analyses to provide insight into the organization’s operations and business plans.

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Actively engage with the CEO and provide timely reporting on key issues and performance metrics.

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Planning, Policy, and Investor Relations.

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Coordinate the development and monitoring of budgets.

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Develop financial business plans and forecasts.

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Participate in corporate policy development as a member of the senior management team.

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Engage the board of directors to develop short-, medium-, and long-term financial plans and projections.

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Represent the company to financial partners, including financial institutions, investors, foundation executives, auditors, public officials, etc.

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Remain up to date on audit best practices and state and federal law regarding financial operations.

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Oversee and support all SEC filing requirements.

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Manage financial operations compliance and best practices.

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And other duties as may be assigned from time to time.

Accounting and Administration

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Oversee the accounting department to ensure proper maintenance of all accounting systems and function; supervise assigned accounting and finance staff.

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From time to time support and oversee Company operations.

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Ensure maintenance of appropriate internal controls and financial procedures.

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Ensure timeliness, accuracy, and usefulness of financial and management reporting for federal and state agencies, investors, funders, foundations, and our board of directors;

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Oversee the preparation and communication of monthly and annual financial statements.

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Manage debt and financing covenants.

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Coordinate audits and proper filing of tax returns.

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Establish and oversee all Company insurance programs.

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Coordinate and oversee all legal engagements including, but not limited to, SEC counsel and Intellectual Property counsel.

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Ensure legal and regulatory compliance regarding all financial functions.

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Guide HR benefits administration.

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And other duties as may be assigned from time to time.

Upon starting, you will work with the Company CEO to establish key performance indicators.

Start Date & Location

Your start date under this agreement is June 10, 2014 and you will be working from our Southern California area offices.

Compensation

In consideration for your services to HEATWURX your base compensation will be $7,500.00 per pay period (total equivalent to $180,000.00 annually).  You will be paid twice per month from which HEATWURX withholds and deducts the applicable federal and state taxes for you.

Stock options: You will receive options to purchase up to 100,000 shares of HEATWURX common stock.  The strike price for the options will be equal to the fair value of the HEATWURX common stock upon the date of grant.  Given the Company is currently raising funds under its Series D Preferred Stock offering at $3.00 per share, we anticipate the fair value of these options will be $3.00 per share.

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To the maximum extent allowable by IRS regulations, such options will be treated as Incentive Stock Options for income tax purposes.  Any options that do not qualify as Incentive Stock Options will be treated as Non-Qualified Stock Options.

The options will vest ratably, on an annual basis as to underlying shares, over a three-year vesting period.  The term of the options will be five years.  Other terms and conditions will be as detailed in the Company’s 2011 Amended and Restated Equity Plan.

Incentive Compensation: Additionally, you may be qualified to participate in various Incentive Compensation / Bonus Programs as may be established or updated from time to time by the CEO.

Benefits

You will be entitled to receive such benefits as HEATWURX may provide under its employment benefit plans, including participation in medical , life , dental, disability and vision insurance plans.  You will also be eligible to participate in a 401k Retirement Savings Plan if and when such plan is developed and offered to employees.

You will receive 25 days (200 hours) accrued PTO per year which includes both vacation and sick time.   PTO begins accruing from your first day of employment.  In addition, Heatwurx observes and compensates full-time employees for seven (7) national holidays per year, plus each employee may take their own birthday as a PTO day as well.

Full details regarding employee benefits and any eligibility periods can be provided by the HR Coordinator and are further detailed in the Employee Handbook.

At Will Policy

This offer for Employment is an at-will structure and may be terminated with or without cause and with or without notice at any time by the employee or HEATWURX.

In the event that you are terminated by the Company for any reason other than Gross Negligence (as established by competent arbitration) during the first two years of your employment, the Company shall pay to you as severance an amount equal to two (2) months’ of your most current prorated base salary.  In addition, notwithstanding the vesting provisions described above, in the event that you are terminated by the Company for any reason other than Gross Negligence (as established by competent arbitration) during the first year of your employment, 20,000 of the 100,000 options to purchase shares of HEATWURX common stock shall vest immediately.

Immigration Reform and Control Act

Federal law requires employers to verify the legal right to work of all new hires at the commencement of employment. Therefore, this offer of employment is contingent upon such verification.   To assist in complying with this and other requirements, please bring the necessary documents with you when you report to work, as indicated on the Form I-9, such as a Social Security Card and Driver’s License or Official Government Identification; or a valid Passport.

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This offer of employment is contingent upon successful completion of a background check.  The Company will provide you with a release form in advance of your hire date authorizing the background check.

Your signature below confirms our understanding that you are not subject to any employment agreement with another employer that would preclude us from offering this position to you or you from joining our organization in the time frame indicated.

If the terms of this offer of employment meet your approval, please sign and date your acceptance of this offer and return one copy to Mr. Allen Dodge.

We are very pleased to offer you this position and your joining the HEATWURX team.  I am confident that you will find this position both interesting and challenging.  Please do not hesitate to contact me directly if we can provide any additional information to you.

We look forward to welcoming you aboard !

Sincerely,

/s/ David Dworsky

President and CEO

Heatwurx, Inc.

I have read and understood this offer letter, accept the position, and agree to the terms and conditions of employment set forth above:

/s/ Alexander Kramer     April 28, 2014

Alexander Kramer                  Date

Cc: Allen Dodge, CFO

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